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                                                                EXHIBIT 10.6(A)

    RESOLVED, that the Automatic Data Processing, Inc. 1989 Non-Employee Director Stock Option Plan be amended by adding the following language at the end of Section 7 thereof:

              "Notwithstanding the foregoing, or any other provision of the Plan, the Board may in the applicable award agreement evidencing an option granted under the Plan or at any time thereafter provide that options granted hereunder may be transferred without consideration by the grantee, subject to such rules as the Board may adopt to preserve the purposes of the Plan, to:

              (i) the grantee's spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the "Immediate Family")
              (ii) a trust solely for the benefit of the grantee and his or her
                   Immediate Family;
             (iii) a partnership or limited liability company whose only partners or shareholders are the grantee and his or her Immediate Family members; or
              (iv) if and when, and to the extent, permitted by applicable law, charitable trust designated by the grantee;

         (each transferee described in clause (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that the grantee gives the Board advance written notice describing the terms and conditions of the proposed transfer and the Board notifies the grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable award agreement evidencing the option.

              The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; and (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Board determines that such a registration statement is necessary or appropriate."

         FURTHER RESOLVED, that Sections 15 and 16 of the Automatic Data Processing, Inc. 1989 Non-Employee Director Stock Option Plan be amended to read as follows:

              "15.  AMENDMENT.   The Board shall have the authority to amend
         the Plan at any time but no such amendment shall adversely affect any right pursuant to an Optiopn granted prior thereto without the written consent of the holder of such Option.

              16. ADOPTION DATE AND TERM. The Plan is being adopted on November 2, 1989, shall be effective as of such date and shall remain in effect until terminated by action of the Board. No such termination shall adversely affect any right pursuant to an Option granted prior thereto without the written consent of the holder of such Option."